Exhibit 99.2

EVERY CONNECTION COUNTS TE Connectivity First Quarter 2022 Earnings January 26, 2022

Forward - Looking Statements This presentation contains certain "forward - looking statements" within the meaning of the U.S. Private Securities Litigation Ref orm Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from ant ici pated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature a re forward - looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identi fy forward - looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or ob ligation to do so) our forward - looking statements whether as a result of new information, future events or otherwise, except to the extent requ ired by law. The forward - looking statements in this presentation include statements addressing our future financial condition and operating r esults, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID - 19”). Examples of factors that could cause actu al results to differ materially from those described in the forward - looking statements include, among others, the extent, severity and dura tion of COVID - 19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions aff ect ing demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign curre ncy exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we opera te; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regula tio ns; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID - 19 will impact our business and our financial results will depend on future developments, which are highly uncert ain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duratio n o f the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental au tho rities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local econom ies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on For m 10 - K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K and other reports filed by us with the U.S. Securities and Exchange Commission. Non - GAAP Financial Measures Where we have used non - GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non - GAAP financial measure, in this presentation. Forward - Looking Statements and Non - GAAP Financial Measures 2

Earnings Highlights Q1 Sales up 8% & Adjusted EPS up 20% Y/Y demonstrating diversity of our portfolio and strong operational performance • Sales of $3.8B, up 8% Y/Y on both a reported and organic basis • Transportation better than expected; sales down 2% organically Y/Y due to auto production declines • Industrial up 18% organically Y/Y, driven by strong growth in Industrial Equipment & Energy • Communications up 40% organically Y/Y, with strong growth in both businesses • Continued strong orders of $4.3B; book to bill of 1.13 • Adjusted Operating Margins of 18.6%, up 90bps Y/Y driven by Industrial & Communications • Adjusted EPS of $1.76, up 20% Y/Y and a record for the first quarter • Q1 Free Cash Flow of ~$370M with ~$410M returned to shareholders • TE named to Dow Jones Sustainability Index for the 10 th consecutive year and ranked in the top 20 of Investor Business Daily’s 100 best ESG companies Q2 Guidance • Expect Q2 sales of ~$3.8B and Adjusted EPS ~$1.70 • Sales up 2% on a reported basis and 3% organically Y/Y • Double - digit growth in the Industrial and Communications Segments • Adjusted EPS of ~$1.70, up 8% Y/Y Organic Net Sales Growth (Decline), Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are non - GAAP financial measures; see Appendix for descriptions and reconciliations 3

Reported FY21 FY21 FY22 Q1 Growth Q1 Q4 Q1 Y/Y Q/Q Transportation 2,537 2,349 2,158 (15)% (8)% Industrial 956 1,140 1,402 47% 23% Communications 556 647 769 38% 19% Total TE 4,049 4,136 4,329 7% 5% Book to Bill 1.15 1.08 1.13 Segment Orders Summary ($ in millions) 4 • Demand remains healthy in each segment • Transportation order levels as expected and more closely aligned to market trends • Industrial orders strengthened with growth across all businesses and regions • Communications orders growth driven by Data & Devices Demand Strength Continues with 1.13 Book to Bill

Transportation Solutions $2,224 $2,158 Q1 2021 Q1 2022 • Automotive production declines partially offset by continued benefit from content outperformance due to electronification and electric vehicle adoption • Commercial Transportation growth driven by North America and Europe, along with increased content in each region • Sensors growth driven by industrial and transportation applications Y/Y Growth Rates Reported Organic Automotive $1,520 (7)% (6)% Commercial Transportation 365 10% 11% Sensors 273 3% 5% Transportation Solutions $2,158 (3)% (2)% Q1 Sales Q1 Business Performance Q1 Adjusted Operating Margin $ in Millions Reported Down 3% Organic Down 2% Margin as expected, with declines driven by lower auto production Adjusted EBITDA Margin 24.9% 24.1% 5 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations 19.4% 18.2% Q1 2021 Q1 2022

Industrial Solutions $873 $1,059 Q1 2021 Q1 2022 Y/Y Growth Rates Reported Organic Industrial Equipment $462 57% 40% Aerospace , Defense and Marine 242 (3)% (3)% Energy 188 9% 17% Medical 167 7% 8% Industrial Solutions $1,059 21% 18% Margin expansion driven by higher volume and strong operational performance 13.5% 14.8% Q1 2021 Q1 2022 Adjusted EBITDA Margin 18.9% 19.7% • Industrial Equipment double - digit growth in all regions, with continued benefits from increased capital investment in factory automation applications • AD&M decline driven by market dynamics • Energy growth driven by our increased penetration in renewable applications • Medical growth due to recovery in interventional procedures $ in Millions Q1 Sales Q1 Business Performance Q1 Adjusted Operating Margin Reported Up 21% Organic Up 18% 6 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations

$425 $601 Q1 2021 Q1 2022 Reported Up 41% Organic Up 40% Y/Y Growth Rates Reported Organic Data & Devices $349 49% 48% Appliances 252 32% 32% Communications Solutions $601 41% 40% • D ata & Devices double digit growth across all regions driven by content growth and share gains in high - speed clou d applications • Appliances growth in all regions, with continued share gains 17.6% 27.1% Q1 2021 Q1 2022 Record margin performance driven by continued strong operational execution and higher volumes Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations Communications Solutions Q1 Sales Q1 Adjusted Operating Margin Q1 Business Performance $ in Millions Adjusted EBITDA Margin 21.6% 30.3% 7

Q1 Financial Summary ($ in Millions, except per share amounts) Q1 FY21 Q1 FY22 Net Sales $ 3,522 $ 3,818 Operating Income $ 448 $ 672 Operating Margin 12.7% 17.6% Acquisition - Related Charges 9 16 Restructuring & Other Charges, Net 167 24 Adjusted Operating Income $ 624 $ 712 Adjusted Operating Margin 17.7% 18.6% Earnings Per Share* $ 1.13 $ 1.72 Acquisition - Related Charges 0.02 0.04 Restructuring & Other Charges, Net 0.41 0.05 Tax Items (0.09) (0.05) Adjusted EPS $ 1.47 $ 1.76 * Represents Diluted Earnings Per Share from Continuing Operations. .. Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non - GAAP financial measures; see Appendix for descript ions and reconciliations. 8

Q1 Financial Performance $3,522 $3,818 $3,818 Q1 2021 Q4 2021 Q1 2022 $1.47 $1.69 $1.76 Q1 2021 Q4 2021 Q1 2022 Adjusted EBITDA Margin 23.0% 23.2% 23.8% 17.7% 18.5% 18.6% Q1 2021 Q4 2021 Q1 2022 Adjusted Operating Margin, Adjusted EPS, Adjusted EBITDA Margin and Free Cash Flow are non - GAAP financial measures: see Appendix for descriptions and reconciliations. Sales Adjusted Operating Margin Free Cash Flow Adjusted EPS Results Reflect Strong Execution and Diversity of Our Portfolio 9 $529 $373 Q1 2021 Q1 2022 $ in Millions $ in Millions Q1 2022 FCF reflecting planned inventory build

EVERY CONNECTION COUNTS Additional Information

Y/Y Q1 2022 Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q1 2021 Results $3,522 $1.47 Operational Performance 341 0.23 FX Impact (45) 0.01 Tax Rate Impact - 0.05 Q1 2022 Results $3,818 $1.76 11

Y/Y Q2 2022 Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q2 2021 Results $3,738 $1.57 Operational Performance 173 0.17 FX Impact (111) (0.03) Tax Rate Impact - (0.01) Q2 2022 Guidance $3,800 $1.70 12

($ in Millions) Q1 2021 Q1 2022 Beginning Cash Balance $945 $1,203 Free Cash Flow 529 373 Dividends (159) (163) Share repurchases (119) (304) Net decrease in debt (30) (76) Acquisition of businesses, net of cash acquired (107) (100) Other 39 49 Ending Cash Balance $1,098 $982 Total Debt $4,201 $4,003 A/R $2,640 $2,844 Days Sales Outstanding* 67 67 Inventory $2,066 $2,845 Days on Hand* 75 98 Accounts Payable $1,629 $1,964 Days Outstanding* 62 69 Free Cash Flow and Working Capital Liquidity, Cash & Debt ($ in Millions) Q1 2021 Q1 2022 Cash from Operating Activities $640 $532 Capital expenditures, net Cash (collected) paid pursuant to collateral requirements related to cross - currency swap contracts (141) 30 (118) (41) Free Cash Flow $529 $373 Free Cash Flow is a non - GAAP financial measure, see Appendix for description and reconciliation * Adjusted to exclude the impact of acquisitions Q1 Balance Sheet & Cash Flow Summary 13

EVERY CONNECTION COUNTS Appendix

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

- Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management's control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

- Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

- Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

- Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

- Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

- Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

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Non-GAAP Financial Measures (cont.)

- Adjusted EBITDA and Adjusted EBITDA Margin - represent net income and net income as a percentage of net sales, respectively, (the most comparable GAAP financial measures) before interest expense, interest income, income taxes, depreciation, and amortization, as adjusted for net other income (expense), income (loss) from discontinued operations, and special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any.
- Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management's and the Board of Directors' discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.
- Free Cash Flow Conversion – represents the ratio of Free Cash Flow to Adjusted Income from Continuing Operations. We use Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

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Segment Summary 17       Transportation Solutions $ 2,158 $ 2,224 Industrial Solutions 1,059 873 Communications Solutions 601 425 Total $ 3,818 $ 3,522 Transportation Solutions $ 395 18.3% $ 308 13.8 % Industrial Solutions 123 11.6 76 8.7 Communications Solutions 154 25.6 64 15.1 Total $ 672 17.6% $ 448 12.7 % Transportation Solutions $ 392 18.2% $ 431 19.4 % Industrial Solutions 157 14.8 118 13.5 Communications Solutions 163 27.1 75 17.6 Total $ 712 18.6% $ 624 17.7 % Operating Margin Operating Margin Adjusted Operating Margin (1) (1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures. 2021 2020 ($ in millions) Adjusted Operating Net Sales Net Sales Income (1) Adjusted Operating Income (1) Income Operating Operating Income Adjusted Operating Margin (1) For the Quarters Ended December 25, December 24,

Reconciliation of Net Sales Growth 18 Transportation Solutions (3) :       Automotive $ (109) (6.7) % $ (91) (5.6) % $ (18) $ — Commercial transportation 34 10.3 36 10.8 (2) — Sensors 9 3.4 13 4.8 (4) — Total (66) (3.0) (42) (1.8) (24) — Industrial Solutions (3) : Industrial equipment 167 56.6 119 39.7 (12) 60 Aerospace, defense, oil, and gas (8) (3.2) (6) (2.5) (3) 1 Energy 16 9.3 29 16.7 (4) (9) Medical 11 7.1 12 7.7 (1) — Total 186 21.3 154 17.6 (20) 52 Communications Solutions (3) : Data and devices 115 49.1 111 47.5 (1) 5 Appliances 61 31.9 61 31.9 — — Total 176 41.4 172 40.2 (1) 5 Total $ 296 8.4% $ 284 8.0% $ (45) $ 57 ($ in millions) Translation (2) Acquisitions/ (Divestitures) (1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures. (2) Represents the change in net sales resulting from changes in foreign currency exchange rates. (3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary. Net Sales Growth (Decline) Organic Net Sales Growth (Decline) (1) Change in Net Sales for the Quarter Ended December 24, 2021 versus Net Sales for the Quarter Ended December 25, 2020

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 24, 2021 19 Operating income: Transportation Solutions $ 395 3 (6) — $ 392 Industrial Solutions 123 12 22 — 157 Communications Solutions 154 1 8 — 163 Total $ 672 $ 16 $ 24 $ — $ 712 Operating margin 17.6% 18.6 % Other income, net $ 15 — — (11) $ 4 Income tax expense $ (110) (3) (7) (5) $ (125) Effective tax rate 16.2% 17.7 % Income from continuing operations $ 567 13 17 (16) $ 581 Diluted earnings per share from continuing operations $ 1.72 $ 0.04 $ 0.05 $ (0.05) $ 1.76 and Other Adjusted Related Acquisition- Restructuring Adjustments (4) See description of non-GAAP financial measures. (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. U.S. GAAP Charges (1) (Non-GAAP) (4) Charges, Net (1)(2) Tax Items (3) ($ in millions, except per share data) (3) Includes a $17 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with a portion recognized in the quarter ended December 24, 2021 and the remainder to be recognized in the remaining quarters of fiscal 2022. Also includes $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement. (2) Includes $12 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges [1]	Adjustments: Restructuring and Other Charges, Net [1]	Adjustments: Other Items [1][2]	Adjustments: Tax Items [3]	Adjusted (Non-GAAP) [4]
	($ in millions, except per share data)					
Operating income:						
Transportation Solutions	$ 387	$ 3	$ 5	$ —	$ —	$ 395
Industrial Solutions	134	4	24	—	—	162
Communications Solutions	139	1	9	—	—	149
Total	$ 660	$ 8	$ 38	$ —	$ —	$ 706
Operating margin	17.3 %					18.5 %
Other income (expense), net	$ (22)	$ —	$ —	$ 28	$ —	$ 6
Income tax (expense) benefit	$ 167	$ (1)	$ 3	$ (6)	$ (304)	$ (141)
Effective tax rate	(26.6) %					20.1 %
Income from continuing operations	$ 794	$ 7	$ 41	$ 22	$ (304)	$ 560
Diluted earnings per share from continuing operations	$ 2.40	$ 0.02	$ 0.12	$ 0.07	$ (0.92)	$ 1.69

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

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Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 26, 2021 21 Operating income: Transportation Solutions $ 398 $ 5 $ 10 $ 413 Industrial Solutions 111 3 5 119 Communications Solutions 103 — 2 105 Total $ 612 $ 8 $ 17 $ 637 Operating margin 16.4% 17.0 % Other income, net $ 4 $ — $ — $ 4 Income tax expense $ (106) $ (2) $ (2) $ (110) Effective tax rate 17.3% 17.3 % Income from continuing operations $ 505 $ 6 $ 15 $ 526 Diluted earnings per share from continuing operations $ 1.51 $ 0.02 $ 0.04 $ 1.57 ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) See description of non-GAAP financial measures. Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1) (Non-GAAP) (2) Adjustments Acquisition- Restructuring

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 25, 2020 22 Operating income: Transportation Solutions $ 308 $ 5 $ 118 $ — $ 431 Industrial Solutions 76 4 38 — 118 Communications Solutions 64 — 11 — 75 Total $ 448 $ 9 $ 167 $ — $ 624 Operating margin 12.7% 17.7 % Other expense, net $ (1) $ — $ — $ — $ (1) Income tax expense $ (60) $ (2) $ (32) $ (29) $ (123) Effective tax rate 13.8% 20.1 % Income from continuing operations $ 375 $ 7 $ 135 $ (29) $ 488 Diluted earnings per share from continuing operations $ 1.13 $ 0.02 $ 0.41 $ (0.09) $ 1.47 Adjusted (Non-GAAP) (3) ($ in millions, except per share data) Tax Items (2) and Other Charges, Net (1) (3) See description of non-GAAP financial measures. U.S. GAAP Acquisition- Related Charges (1) Adjustments (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets. Restructuring

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2021

	U.S. GAAP	Acquisition-Related Charges [1]	Restructuring and Other Charges, Net [1]	Other Items [1][2]	Tax Items [3]	Adjusted (Non-GAAP) [4]
		Adjustments				
		($ in millions, except per share data)				
Operating income:						
Transportation Solutions	$ 1,526	$ 18	$ 135	$ —	$ —	$ 1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$ 2,434	$ 34	$ 233	$ —	$ —	$ 2,701
Operating margin	16.3 %					18.1 %
Other income (expense), net	$ (17)	$ —	$ —	$ 28	$ —	$ 11
Income tax expense	$ (123)	$ (7)	$ (35)	$ (6)	$ (333)	$ (504)
Effective tax rate	5.2 %					18.9 %
Income from continuing operations	$ 2,255	$ 27	$ 198	$ 22	$ (333)	$ 2,169
Diluted earnings per share from continuing operations	$ 6.77	$ 0.08	$ 0.59	$ 0.07	$ (1.00)	$ 6.51

[1] The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

[2] Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

[3] Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

[4] See description of non-GAAP financial measures.

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Reconciliation of Free Cash Flow 24 Net cash provided by operating activities $ 532 $ 640 Net cash used in investing activities (199) (246) Net cash used in financing activities (552) (252) Effect of currency translation on cash (2) 11 Net increase (decrease) in cash, cash equivalents, and restricted cash $ (221) $ 153 Net cash provided by operating activities $ 532 $ 640 Excluding: Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts (41) 30 Capital expenditures, net (118) (141) Free cash flow (1) $ 373 $ 529 (1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures. 2021 2020 (in millions) For the Quarters Ended December 24, December 25,

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

	For the Quarters Ended		
	December 24, 2021	September 24, 2021	December 25, 2020
	($ in millions)		
Net income	$ 566	$ 794	$ 381
(Income) loss from discontinued operations	1	—	(6)
Income tax expense (benefit)	110	(167)	60
Other (income) expense, net	(15)	22	1
Interest expense	12	14	15
Interest income	(2)	(3)	(3)
Operating income	672	660	448
Acquisition-related charges	16	8	9
Restructuring and other charges, net	24	38	167
Adjusted operating income (1)	712	706	624
Depreciation and amortization	198	179	187
Adjusted EBITDA (1)	$ 910	$ 885	$ 811
Net sales	$ 3,818	$ 3,818	$ 3,522
Net income as a percentage of net sales	14.8 %	20.8 %	10.8 %
Adjusted EBITDA margin (1)	23.8 %	23.2 %	23.0 %

	For the Quarters Ended							
	December 24, 2021				December 25, 2020			
	Transportation Solutions	Industrial Solutions	Communications Solutions	Total	Transportation Solutions	Industrial Solutions	Communications Solutions	Total
	($ in millions)							
Operating income	$ 395	$ 123	$ 154	$ 672	$ 308	$ 76	$ 64	$ 448
Acquisition-related charges	3	12	1	16	5	4	—	9
Restructuring and other charges, net	(6)	22	8	24	118	38	11	167
Adjusted operating income (1)	392	157	163	712	431	118	75	624
Depreciation and amortization	127	52	19	198	123	47	17	187
Adjusted EBITDA (1)	$ 519	$ 209	$ 182	$ 910	$ 554	$ 165	$ 92	$ 811
Net sales	$ 2,158	$ 1,059	$ 601	$ 3,818	$ 2,224	$ 873	$ 425	$ 3,522
Operating margin	18.3 %	11.6 %	25.6 %	17.6 %	13.8 %	8.7 %	15.1 %	12.7 %
Adjusted operating margin (1)	18.2 %	14.8 %	27.1 %	18.6 %	19.4 %	13.5 %	17.6 %	17.7 %
Adjusted EBITDA margin (1)	24.1 %	19.7 %	30.3 %	23.8 %	24.9 %	18.9 %	21.6 %	23.0 %

(1) See description of non-GAAP financial measures.

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Reconciliation of Forward - Looking Non - GAAP Financial Measures to Forward - Looking GAAP Financial Measures 26 Diluted earnings per share from continuing operations $ 1.52 Restructuring and other charges, net 0.12 Acquisition-related charges 0.03 Tax items 0.03 Adjusted diluted earnings per share from continuing operations (2) $ 1.70 Net sales growth 1.7 % Translation 3.0 (Acquisitions) divestitures, net (2.0) Organic net sales growth (2) 2.7 % Effective tax rate 14.5 % Effective tax rate adjustments (3) 4.5 Adjusted effective tax rate (2) 19.0% (3) Includes adjustments for special tax items and the tax effect of acquisition-related charges and net restructuring and other charges, calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (1) Outlook is as of January 26, 2022. (2) See description of non-GAAP financial measures. 2022 (1) March 25, Outlook for Fiscal 2022 (1) Quarter Ending Outlook for